Exhibit 4.2

FIRST AMENDMENT

TO

INTERCREDITOR AGREEMENT

This FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”) is entered into as of July 20, 2023, by and among UNIQUE LOGISTICS HOLDINGS LIMITED, a Hong Kong corporation (“Seller” and collectively with its successors, permitted transferees and permitted assigns and any other holder of Junior Debt (as defined in the Intercreditor Agreement as defined below, the “Junior Creditors”), TBK BANK, SSB, a Texas State Savings Bank, in its capacity as purchaser under the First Lien Loan Documents (in such capacity, and together with its successors and assigns in such capacity, “First Lien Purchaser”), and ALTER DOMUS (US) LLC, a Delaware limited liability company, in its capacity as administrative agent and collateral agent under the Second Lien Loan Documents (in such capacity, and together with its successors and assigns in such capacity, “Second Lien Agent”).

WHEREAS, Junior Creditors, First Lien Purchaser and Second Lien Agent are parties to that certain Intercreditor Agreement, dated as of March 30, 2023 (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Intercreditor Agreement”); and

WHEREAS, Parent has requested that First Lien Purchaser amend and restate the First Lien Credit Agreement and, in connection therewith, modify certain provisions of the Intercreditor Agreement, in each case, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Intercreditor Agreement.

2. Amendment to First Lien Credit Agreement. The definition of “First Lien Credit Agreement” set forth in Section 1 of the Intercreditor Agreement is deleted in its entirety and the following substituted therefor:

“First Lien Credit Agreement” means the Loan and Security Agreement, dated as of July 20, 2023, by and among Borrowers (as defined therein) and First Lien Purchaser, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreement with, to or in favor of any other lender or group of lenders, or agent of any such other lender or group of lenders, that at any time refinances, replaces or succeeds to all or any portion of the Obligations (as defined therein)).

3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the receipt by First Lien Purchaser of an original (or electronic copy) of this Amendment duly authorized, executed and delivered by each party hereto.

4. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Intercreditor Agreement are intended or implied and in all other respects the Intercreditor Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, on the one hand, and Intercreditor Agreement, on the other hand, the terms of this Amendment shall control.

5. Second Lien Agent. The Second Lien Agent is entering into this Amendment at the direction of the Lenders under the Second Lien Financing Agreement.

6. Further Assurances. Applicable Debtors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by First Lien Purchaser or Second Lien Agent to effectuate the provisions and purposes of this Amendment.

7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to principles on the conflicts of laws

9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

UNIQUE LOGISTICS HOLDINGS LIMITED

By:
Name:
Title:

TBK BANK, SSB,
as First Lien Purchaser

By:
Name:
Title:

ALTER DOMUS (US) LLC,
as Second Lien Agent

By:
Name:
Title:

ACKNOWLEDGMENT

Each Applicable Debtor hereby acknowledges that it has received a copy of the foregoing Amendment and consents thereto, agrees to recognize all rights granted thereby to the Senior Agents and the Lenders and will not do any act or perform any obligation, which is not in accordance with the agreements set forth therein. Each Applicable Debtor further acknowledges and agrees that it is not an intended beneficiary or third-party beneficiary under this Amendment or the Intercreditor Agreement.

ACKNOWLEDGED:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Name:
Title:

UNIQUE LOGISTICS HOLDINGS, INC.

By:
Name:
Title:

UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC

By:
Name:
Title:

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.

By:
Name:
Title: